Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of MainStreet BankGroup Incorporated on Form S-4 of our report dated January 17, 1997, on our audits of the consolidated financial statements of MainStreet BankGroup Incorporated as of December 31, 1996 and 1995, and for the years then ended and the combination of the separate financial statements for the year ended December 31, 1994, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                                     COOPERS & LYBRAND L.L.P.

Greensboro, North Carolina
December 22, 1997